UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) 7/24/07

ECO2 PLASTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

033-31067
(Commission File Number)

31-1705310
(IRS Employer Identification No.)

680 Second Street, Suite 200
Francisco, CA 94107

(415) 829-6000
(Registrant's telephone number, including area code)

Former Address: 5300 Claus Road, Riverbank, CA 95367
Former Telephone Number: (209) 848-3900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 24, 2007, ECO2 Plastics, Inc. (“ECO2” or the “Company”) received a loan in the total aggregate amount of Seven Hundred Fifty Thousand Five Hundred Dollars ($750,500) from various members of the Company’s Board of Directors (the “Loans”). The following members of the Board of Directors (the “Loan Participants”) loaned the following amounts to the Company:
Loan Participants:	Amount of Loan:
Rodney S. Rougelot	$208,500
Ronald Domingue	$208,500
William Whittaker	$208,500
Lawrence A. Krause	$50,000
Saratoga Capital Partners, LLC (David M. Otto is a member)	$75,000

In accordance with the Loans, the Loan Participants received a promissory note with an interest rate of fifteen percent (15%) per annum (the “Note”) representing their respective Loan amounts. All or any portion of the Note, any accrued interest thereon and all other sums due under the Note, is due and payable on demand within ninety (90) days of execution of the Note (the “Maturity Date”). ECO2 will make an installment payment on or prior to the sixth (6th) day of each month beginning on the Maturity Date until the principal and any accrued interest have been paid in full. Upon default of the Note, the default interest remains fifteen percent (15%) per annum.

Item 2.03(a) Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the Loan mentioned in Item 1.01 above, each Loan Participant received (i) a common stock purchase warrant in the total aggregate amount of three million two thousand (3,002,000) shares with an exercise price of Six Cents ($0.06) per share/cashless, that expires on April 15, 2015 (the “Loan Warrant”); and (ii) an additional common stock purchase warrant in the total aggregate amount of one million five hundred one thousand (1,501,000) shares with an exercise price of Six Cents ($0.06) per share/cashless, that expires on April 15, 2015 (the “Commitment Warrant”). Specifically, the Commitment Warrant was issued to those Board of Director members that committed to the Loans. The following Loan Participants received the following warrants:

Loan Participants:	Loan Warrant Share Amount:	Commitment Warrant Share Amount:
Rodney S. Rougelot	834,000	417,000
Ronald Domingue	834,000	417,000
William Whittaker	834,000	417,000
Lawrence A. Krause	200,000	100,000
Saratoga Capital Partners, LLC (David M. Otto is a member)	300,000	150,000

The shares underlying the Loan Warrant and Commitment Warrant are subject to piggy-back registration rights. The exercise prices of the Loan Warrant and Commitment Warrant are subject to anti-dilution downward adjustments in the event the Company sells common stock or securities convertible into common stock at a price below the exercise price. In the event the Company files a registration statement, the total number of shares registered may be required to be adjusted to comply with Rule 415 of the Securities Act of 1933 (the “Securities Act”) and in such case, the holders of said shares agree to the allocation of such adjustment on a pro-rata basis.

There were no underwriting discounts or commissions in connection with the Loans.

The Loans made to the Company were from “accredited investors” as defined in Rule 501(a) under the Securities Act and pursuant to an exemption under Section 4(2) of the Securities Act (the “Exemption”). For purposes of this Exemption, the Company relied upon (i) certain representations and warranties of the Loan Participants and (ii) its own independent investigation to confirm the representations and warranties.

Item 9.01(d) Financial Statements and Exhibits

The following exhibits are filed as part of this report:

10.1	Form of Loan Promissory Note for $750,500
10.2	Form of Loan Warrant for 3,002,000 shares
10.3	Form of Commitment Warrant for 1,501,000 shares

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECO2 PLASTICS, INC. (Registrant)

Date: July 30, 2007

/s/ Rodney S. Rougelot
Rodney S. Rougelot, CEO

Exhibit Index:

10.1	Form of Loan Promissory Note for $750,500
10.2	Form of Loan Common Stock Purchase Warrant for 3,002,000 shares
10.3	Form of Loan Common Stock Purchase Warrant for 1,501,000 shares